UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 1, 2015

Cogent Communications Holdings, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-51829	46-5706863
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2450 N St NW, Washington, District of Columbia		20037
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	202-295-4274

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

James Bubeck has been appointed Chief Revenue Officer and Vice President of Global Sales of Cogent Communications Holdings, Inc. ("Cogent"), effective October 1, 2015. Mr. Bubeck, who is 49 years old, has served in the sales organization of Cogent in various capacities since May of 2000, most recently, since 2007, as Vice President of Central Region Sales, based in Chicago. Mr. Bubeck has recently received an additional grant of 5,000 shares of restricted stock of Cogent, dated September 28, 2015 (a copy of which is attached hereto as Exhibit 10.1). Mr. Bubeck also has a restricted stock grant dated December 1, 2014, for 900 shares of Cogent (a copy of which is attached hereto as Exhibit 10.2). Both restricted stock grants are subject to the terms and conditions of Cogent’s 2004 Incentive Award Plan.

Item 9.01 Financial Statements and Exhibits.

Exhibit
Number Description

10.1 Restricted Stock Award to James Bubeck dated September 28, 2015.
10.2 Restricted Stock Award to James Bubeck dated December 1, 2014.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cogent Communications Holdings, Inc.

October 1, 2015	By:	David Schaeffer

Name: David Schaeffer
Title: President, Chairman & Chief Executive Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Restricted Stock Award to James Bubeck dated September 28, 2015.
10.2	Restricted Stock Award to James Bubeck dated December 1, 2014.